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                                                                  EXHIBIT NO. 16

DELOITTE &
TOUCHE LLP
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    [LOGO]           1100 Carillon                     Telephone: (704) 372-3560
                     227 West Trade Street
                     Charlotte, North Carolina 28202-1675



June 30, 1995



Securities and Exchange Commission
Mail Stop 7-2
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:


We have read and agree with the comments in Item 4 of Form 8-K of Insteel Industries, Inc. dated June 28, 1995.

Yours truly,

Deloitte & Touche LLP



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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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